UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 14, 2019

FTE NETWORKS, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-38322	81-0438093
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

237 West 35th Street, Suite 806 New York, NY	10001
(Address of principal executive offices)	(Zip Code)

877-878-8136

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock ($0.001 par value)	FTNW	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously disclosed on a Form 8-K filed on October 11, 2019, three of the members of the board of directors (the “Board”) of FTE Networks, Inc. (the “Company”) resigned effective October 9, 2019. On October 10, 2019, the Company notified the New York Stock Exchange (“NYSE”) that, following the resignations, the Company had only one independent director, that he was the only member of the Nominating and Corporate Governance Committee and that there were no members on the Audit Committee and Compensation Committee. On October 14, 2019, the Company received a notice from the NYSE Regulation staff advising the Company that it was no longer in compliance with NYSE’s continued listing requirements set forth in Part 8 of the NYSE American Company guide (the “Company Guide”).

Specifically, after giving effect to the board and respective committee resignations, NYSE informed the Company that: (1) the Company’s Audit Committee was no longer compliant with Section 803B(2)(c) and Section 803B(2)(a)(iii) of the Company Guide as it was no longer composed of two independent members and did not have a financially sophisticated audit committee member and; (2) and the Company’s Compensation Committee was no longer compliant with the requirements set forth in Section 805(a) of the Company Guide.

To regain compliance with the above listed continued listing requirements, the Board appointed Joseph F. Cunningham and Peter Ghishan to the Audit Committee, following a determination by the Board that Messrs. Cunningham and Ghishan were “independent” under NYSE listing standards and other governing laws and applicable regulations, including Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Mr. Cunningham will serve as the chair of the Audit Committee and the Board determined that he is financially sophisticated as defined in the NYSE American governance standards. Mr. Cunningham was appointed to serve on the Compensation Committee along with Michael P. Beys, following a determination by the Board that Mr. Beys was “independent” under NYSE listing standards and other governing laws and applicable regulations, including Rule 10A-3 under the Exchange Act.

Following the appointment of Messrs. Cunningham and Ghishan to the Company’s Audit Committee and Messrs. Beys and Cunningham’s appointment to the Compensation Committee, the Company believes it has regained compliance with the continued listing requirements under Sections 803B(2)(c), 803B(2)(a)(iii), and 805(a) of the Company Guide.

For more information regarding the recent Board appointments, see Item 5.02 of this Current Report on Form 8-K below.

The Company issued a press release on October 18, 2019, announcing that it had received a notice from NYSE. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and incorporated into this Item 3.01 by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Directors

On October 18, 2019, the Board appointed Michael P. Beys, Joseph F. Cunningham, Jr., Richard de Silva and Peter Ghishan as directors. Messrs. Beys, Cunningham, de Silva and Ghishan will serve as directors with their terms expiring at the next Annual Meeting of Stockholders and thereafter until their successors have been duly elected and qualified, or until their earlier death, resignation or removal. The Board has determined that each of Messrs. Beys, Cunningham and Ghishan is “independent” under NYSE American listing standards and other governing laws and applicable regulations, including Rule 10A-3 under the Securities Exchange Act of 1934, as amended. There are no arrangements or understandings between any of the director appointees and any other person pursuant to which they were elected as directors. There are no transactions in which any of the director appointees has an interest requiring disclosure under Item 404(a) of Regulation S-K of the Securities Act of 1933, as amended. Each of the director appointees will receive a compensation package customarily paid by the Company to non-employee directors serving in such capacities.

Messrs. Cunningham and Ghishan were appointed to serve on the Audit Committee. Mr. Cunningham will serve as the chair of the Audit Committee and the Board determined that he is financially sophisticated as defined in the NYSE American governance standards. Messrs. Beys and Cunningham were appointed to serve on the Compensation Committee. Messrs. Beys and Ghishan were appointed to serve on the Nominating and Corporate Governance Committee.

As a result of the foregoing appointments to the Board and the Audit Committee and Compensation Committee, the Company has regained compliance with the NYSE American rules pertaining to the composition of the audit and compensation committees.

Mr. Beys is a partner with the law firm Beys Liston & Mobargha LLP, which he founded in 2009.  He focuses his practice on federal criminal defense, complex commercial litigation and real estate litigation. From 2000 to 2005, Mr. Beys served as a federal prosecutor in the U.S. Attorney’s Office for the Eastern District of New York, where he was the lead counsel in over 100 federal prosecutions and investigations involving racketeering, fraud, tax evasion, money laundering, narcotics trafficking, violent crimes and terrorism. Mr. Beys is also currently a director of Secure Property Development & Investment, PLC, a publicly listed (London’s AIM) owner and operator of commercial and industrial properties in Eastern Europe. In 2005, he co-founded Aristone Capital, a real estate investment firm which provided mezzanine debt financing to New York area real estate developers. In 1999, he founded Cobblestone Ventures, Inc., a real-estate development business which has invested in, or actively managed, numerous conversion and new construction projects in downtown Manhattan. Mr. Beys received a B.A. from Harvard College and a J.D. from Columbia Law School.

Mr. Cunningham currently serves as President of Liberty Mortgage Acceptance Corporation, a private mortgage lender arranging commercial mortgage-backed securities and bridge financing, which he co-founded in 1992. In 2009, Mr. Cunningham co-founded Renew Lending, Inc., a residential mortgage banking firm. Mr. Cunningham left the firm in 2017. Prior to 2009, Mr. Cunningham served as Chief Operating Officer of Colwell Financial Corporation, where he was responsible for all divisions including residential production, secondary marketing, construction lending, joint ventures, commercial real estate brokerage, loan servicing, insurance, underwriting, personnel, REO, finance and administration, and legal activities. Mr. Cunningham also previously served as Executive Vice President and Chief Financial Officer of Granite Financial Corporation, a boutique mortgage banking firm. Earlier in his career, Mr. Cunningham practiced as a CPA in the Boston office of Pricewaterhouse Coopers. Mr. Cunningham received a B.S. in Accounting from Boston College.

Mr. de Silva currently serves as Managing Partner of Lateral Investment Management, LLC, a California-based credit and growth equity firm, which he joined in 2014. Mr. De Silva is responsible for leading the day to day investment activities and operations of the firm, which include investment origination, underwriting, asset management and fundraising. Mr. de Silva was previously a General Partner at Highland Capital Partners, a private equity firm. He joined Highland in 2003 and focused on investments in growth-stage technology companies. Mr. de Silva has also held operating roles in several companies as an entrepreneur and senior executive including as co-founder of IronPlanet, a marketplace for construction equipment. He received a B.A. from Harvard College, a Master of Philosophy in International Relations from Cambridge University and an M.B.A. from Harvard Business School.

Mr. Ghishan is a partner at CPNV, a global real estate development and construction firm based in Nevada. Mr. Ghishan began his career as an attorney working for a regional media holding company based in Las Vegas from August 2002 to February 2005. In February 2005, Mr. Ghishan moved to real estate full time with Andiamo Ventures, LLC, where through September 2009, he developed nearly $10 million in residential projects in Lake Tahoe, overseeing all aspects of development project underwriting, financing, negotiating all entitlements, construction management and sales oversight. In his role as a commercial real estate broker with Commercial Partners of Nevada from February 2007 to June of 2018, Peter assisted a number of developers, lenders and investors in their acquisition and disposition of more than $50 million in commercial real estate assets.  Mr. Ghishan received a B.A. from Duke University and a J.D. from the University of Arizona College of Law. Mr. Ghishan holds his New Mexico, California, and Nevada real estate broker licenses and is an active member of the State Bar of Nevada and an inactive member of the State Bars of Arizona, California, and Montana.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
99.1	Press release issued by FTE Networks, Inc. dated October 18, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FTE NETWORKS, INC.

By:	/s/ Fred Sacramone
Fred Sacramone
Interim Chief Executive Officer

Date: October 18, 2019